Exhibit 10.1

Execution Version

FIFTH AMENDMENT TO CREDIT AGREEMENT

This Fifth Amendment to Credit Agreement (this “Amendment”) is entered into effective as of the 13th day of February, 2017, by and among Gran Tierra Energy International Holdings Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Borrower”), Gran Tierra Energy Inc., a corporation duly formed and existing under the laws of the State of Delaware (f/k/a Gran Tierra Energy Inc., a corporation duly formed and existing under the laws of the State of Nevada, “Parent”), The Bank of Nova Scotia, as administrative agent ( “Administrative Agent”) and Lenders party hereto.

W I T N E S S E T H:

WHEREAS, Borrower, Parent, Administrative Agent, and Lenders are parties to that certain Credit Agreement dated as of September 18, 2015 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”) (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement as amended by this Amendment);

WHEREAS, pursuant to the Credit Agreement, Lenders have made certain Loans to Borrower and provided certain other credit accommodations to Borrower;

WHEREAS, Borrower has requested that Administrative Agent and Lenders enter into this Amendment to amend the Credit Agreement to, among other things, permit the sale of certain Property located in Peru and Brazil owned by certain Subsidiaries and the sale of the Equity Interests of such Subsidiaries owning such Property;

WHEREAS, Administrative Agent, Borrower and Lenders have agreed to enter into this Amendment to amend the Credit Agreement as more particularly set forth herein;

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Borrower, Administrative Agent and Lenders hereto hereby agree as follows:

Section 1. Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Credit Agreement shall be amended, effective as of the Fifth Amendment Effective Date, as follows:

1.1       Amended and Restated Definition. Section 1.02 of the Credit Agreement is hereby amended to amend and restate the definition of “NCIB Buyback” in its entirety with:

“NCIB Buyback” means the normal course issuer bid made on February 8, 2017 through the facilities of the Toronto Stock Exchange and the New York Stock Exchange by the Parent whereby the Parent has the ability to repurchase (each such repurchase by the Parent in connection with any NCIB Buyback, a “Repurchase”) for cancellation of up to approximately 5% of the Parent’s aggregate shares of common Equity Interests that are issued and outstanding on January 27, 2017, until February 12, 2018 (such date, the “Bid End Date”).

1.2       Amendment to Section 9.04(a)(v)(B) of the Credit Agreement. Section 9.04(a)(v)(B) of the Credit Agreement is hereby amended to read as follows:

(B) the aggregate amount of consideration paid by the Parent in respect of all Repurchases for the NCIB Buyback shall not exceed $35,000,000 in the aggregate for the NCIB Buyback;

1.3       Amendment to Section 9.11 of the Credit Agreement. Section 9.11 of the Credit Agreement is hereby amended by (a) deleting “and” at the end of clause (i) thereof, (b) deleting “.” at the end of clause (j) thereof and restating it with “; and” and (c) inserting new clause (k) after clause (j) therein to read as follows:

(k) the sale or disposition of (i) any Property located in Brazil or Peru, (ii) any Equity Interests of any Subsidiary not constituting a Credit Party which directly or indirectly owns solely Property located in Brazil or Peru and immaterial Property related thereto and (iii) any loans made by the Parent or a Subsidiary to the entity described in clause (ii); provided that (A) after giving effect to such sale or disposition, no Default, Event of Default or Borrowing Base Deficiency shall exist or would result therefrom, (B) such sale or disposition does not include any Property (including any Swap Agreement) assigned value in the then-effective Borrowing Base, and (C) the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying as to the foregoing clauses (A) and (B) within three Business Days after the date of any such sale or disposition.

Section 2. Conditions Precedent. This Amendment shall be effective on the date that each of the following conditions precedent is satisfied or waived in accordance with Section 12.02 of the Credit Agreement (the “Fifth Amendment Effective Date”):

2.1       Counterparts. Administrative Agent shall have received from Lenders constituting at least the Majority Lenders, Parent and Borrower, counterparts (in such number as may be requested by Administrative Agent) of this Amendment signed on behalf of such Persons.

2.2       Expenses. Borrower shall have paid to Administrative Agent any and all expenses payable to Administrative Agent (including counsel of Administrative Agent) or Lenders pursuant to or in connection with this Amendment or as required by the Credit Agreement.

2.3       No Default/No Event of Default/No Borrowing Base Deficiency. No Default or Event of Default shall have occurred and be continuing and no Borrowing Base Deficiency shall exist.

Section 3. Reaffirmation of Loan Documents by Parent. Parent hereby ratifies, confirms, and acknowledges that its obligations under the Credit Agreement and each other Loan Document are in full force and effect and that Parent continues to unconditionally and irrevocably, jointly and severally, guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all of the Secured Obligations, as such Secured Obligations may have been amended by this Amendment pursuant to the Guaranty Agreement. Parent hereby acknowledges that its execution and delivery of this Amendment does not indicate or establish an approval or consent requirement by Parent in connection with the execution and delivery of amendments to the Credit Agreement or any of the other Loan Documents.

Section 4. Representations and Warranties of Parent and Borrower. To induce Lenders and Administrative Agent to enter into this Amendment, Parent and Borrower each hereby represents and warrants to Lenders and Administrative Agent as follows:

4.1       Reaffirm Existing Representations and Warranties. Each representation and warranty of Parent or Borrower, as applicable, contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects (except to the extent any such representation or warranty is qualified by materiality or Material Adverse Effect, in which case it shall be true and correct in all respects) on the date hereof after giving effect to the amendments set forth herein, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (except to the extent any such representation or warranty is qualified by materiality or Material Adverse Effect, in which case it shall be true and correct in all respects) as of such specified earlier date.

4.2       Due Authorization; No Conflict. The execution, delivery and performance by Parent and Borrower of this Amendment are within Parent’s or Borrower’s, as applicable, corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder or shareholder action (including, without limitation, any action required to be taken by any class of directors of Parent or Borrower or any other Person, whether interested or disinterested, in order to ensure the due authorization of this Amendment). The execution, delivery and performance by Parent and Borrower of this Amendment (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of Parent, Borrower or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of this Amendment, except such as have been obtained or made and are in full force and effect other than those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of this Amendment, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Credit Party or any order of any Governmental Authority, (c) will not violate or result in a default under any Material Document or any indenture, agreement or other instrument binding upon Borrower or any other Credit Party or its Properties, or give rise to a right thereunder to require any payment to be made by any Credit Party, and (d) will not result in the creation or imposition of any Lien on any Property of Borrower or any other Credit Party (other than the Liens created by the Loan Documents).

4.3       Validity and Enforceability. This Amendment constitutes a legal, valid and binding obligation of Parent and Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

4.4       Acknowledgment of No Defenses. Parent and Borrower each acknowledges that it has no defense to (a) Borrower’s obligation to pay the Obligations when due, or (b) the validity, enforceability or binding effect against Borrower or any other Credit Party of the Credit Agreement or any of the other Loan Documents (to the extent a party thereto) or any Liens intended to be created thereby.

Section 5. Miscellaneous.

5.1       Reaffirmation of Loan Documents. Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect. This Amendment shall not limit or impair any Liens securing the Obligations, each of which are hereby ratified, affirmed and extended to secure the Obligations as it may be increased pursuant hereto. This Amendment constitutes a Loan Document.

5.2       Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

5.3       Counterparts. This Amendment may be executed in counterparts, including, without limitation, by electronic signature, and all parties need not execute the same counterpart; however, no party shall be bound by this Amendment until Borrower, Parent and Lenders constituting at least the Majority Lenders have executed a counterpart. Facsimiles or other electronic transmissions (e.g. pdfs) of such executed counterparts shall be effective as originals.

5.4       Complete Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

5.5       Headings. The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

5.6       Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers on the date and year first above written.

[Signature Pages Follow]

BORROWER:	gran tierra energy international holdings ltd.

	By:	/s/	Adrian Coral
	Name:		Adrian Coral
Title: Director

PARENT:	GRAN TIERRA ENERGY INC.

	By:	/s/	Ryan Ellson
	Name:		Ryan Ellson
Title: Chief Financial Officer

Signature Page – Fifth Amendment

ADMINISTRATIVE AGENT:	THE BANK OF NOVA SCOTIA,

	By:	/s/	Clement Yu
	Name:		Clement Yu
Title: Director

	By:	/s/	Ryan Moonilal
	Name:		Ryan Moonilal
Title: Analyst

Signature Page – Fifth Amendment

LENDERS:	THE BANK OF NOVA SCOTIA, as a Lender

	By:	/s/	James Sotiriou
	Name:		James Sotiriou
Title: Director, International Banking

	By:	/s/	Enrique Lopez
	Name:		Enrique Lopez
Title: Vice-President, International Banking

Signature Page – Fifth Amendment

SOCIÉTÉ GÉNÉRALE, as a Lender

By:	/s/	Max Sonnonstine
Name:		Max Sonnonstine
Title: Director

Signature Page – Fifth Amendment

HSBC Bank Canada, as a Lender

By:	/s/	Jason Lang
Name:		Jason Lang
Title: Director

By:	/s/	Adam Lamb
Name:		Adam Lamb
Title: Vice-President

Signature Page – Fifth Amendment

Export Development Canada, as a Lender

By:	/s/	Richard Leong
Name:		Richard Leong
Title: Asset Manager

By:	/s/	Allan T. Quiz
Name:		Allan T. Quiz
Title: Senior Asset Manager

Signature Page – Fifth Amendment

Natixis, New York Branch, as a Lender

By:	/s/	Gabriella Davies
Name:		Gabriella Davies
Title: Director

By:	/s/	Morvan Mallegol
Name:		Morvan Mallegol
Title: Director

Signature Page – Fifth Amendment

Royal Bank of Canada, as a Lender

By:	/s/	Bryn Davies
Name:		Bryn Davies
Title: Authorized Signatory

Signature Page – Fifth Amendment